EXHIBIT 99.1
ENTERPRISE FINANCIAL SERVICES CORP REPORTS FIRST QUARTER 2026 RESULTS

First Quarter Results
•Net income of $49.4 million, or $1.30 per diluted common share, compared to $1.45 in the linked quarter and $1.31 in the prior year quarter
•Net interest margin (“NIM”) of 4.28%, quarterly increase of two basis points
•Net interest income of $166.1 million, quarterly decrease of $2.0 million
•Total loans of $11.7 billion, quarterly decrease of $107.6 million
•Total deposits of $14.5 billion, quarterly decrease of $84.9 million
•Return on average assets (“ROAA”) of 1.16% in the current quarter, compared to 1.27% in the linked quarter and 1.30% in the prior year quarter
•Return on average tangible common equity (“ROATCE”)1 of 12.53%, compared to 14.02% in both the linked and prior year quarters, respectively
•Tangible common equity to tangible assets1 of 9.01%, a decrease of six basis points and 29 basis points from the linked and prior year quarters, respectively
•Tangible book value per common share1 of $41.38, stable compared to the linked quarter and an increase of 7% from the prior year quarter
•Returned $27.3 million to stockholders through the repurchase of 483,000 shares and $12.2 million through common stock dividends
•Increased quarterly dividend $0.01 to $0.34 per common share for the second quarter 2026

St. Louis, MO. April 22, 2026 – Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company” or “EFSC”) today announced financial results for the first quarter of 2026. “Our first quarter results demonstrated a stable net interest margin, improved credit quality, along with a strong balance sheet,” said Jim Lally, President and Chief Executive Officer. “With a 1.16% return on average assets, we continued to return capital to stockholders through an increased dividend and share repurchases. These fundamentally sound results represent a solid start to 2026, even accounting for seasonal loan and deposit trends. Given our capital strength and diversified model, we remain optimistic about the opportunities ahead in our markets.”

Comparisons to the prior year quarter are impacted by the acquisition of 12 branches in Arizona and Kansas in the fourth quarter 2025 (the “Branch Acquisition”).

Highlights

•Earnings - Net income in the first quarter 2026 was $49.4 million, a decrease of $5.4 million and $0.6 million compared to the linked and prior year quarters, respectively. Earnings per diluted common share for the first quarter 2026 was $1.30, compared to $1.45 and $1.31 for the linked and prior year quarters, respectively. Adjusted diluted earnings per share1 was $1.31 in the current and prior year quarters, respectively, and $1.36 in the linked quarter.

1 ROATCE, tangible common equity to tangible assets, tangible book value per common share, and adjusted diluted earnings per share are non-GAAP measures. Please refer to discussion and reconciliation of these measures in the accompanying financial tables.

•Pre-provision net revenue (“PPNR”)2 - PPNR of $70.4 million in the first quarter 2026 decreased $4.4 million from the linked quarter and increased $4.3 million from the prior year quarter. The decrease from the linked quarter was primarily due to a decrease in net interest income due to a lower day count and noninterest income, specifically tax credit income that is typically highest in the fourth quarter of each year, and an increase in noninterest expense, primarily due to the reset of payroll tax limits and paid time-off accruals. The increase compared to the prior year quarter was primarily due to higher net interest income from organic and acquired loan growth, continued investment in the securities portfolio and proactive management of the cost of deposits, partially offset by a decline in asset yields due to lower short-term interest rates.

•Net interest income and NIM - Net interest income of $166.1 million for the first quarter 2026 decreased $2.0 million and increased $18.6 million from the linked and prior year quarters, respectively. Net interest income during the current quarter was impacted by lower short-term interest rates that decreased asset yields and fewer days in the period, partially offset by a favorable decrease on rates paid on interest-bearing liabilities. Compared to the prior year quarter, net interest income also benefitted from higher average loan and investment securities balances, and higher yields on the investment portfolio. NIM was 4.28% for the first quarter 2026, compared to 4.26% and 4.15% for the linked and prior year quarters, respectively. The total cost of deposits of 1.52% for the first quarter 2026 decreased 12 and 31 basis points from the linked and prior year quarters, respectively.

•Noninterest income - Noninterest income of $19.1 million for the first quarter 2026 decreased $6.3 million and increased $0.6 million from the linked and prior year quarters, respectively. The decrease in noninterest income from the linked quarter was primarily due to a gain on other real estate owned (“OREO”) in the linked quarter that did not reoccur and tax credit income, which is typically highest in the fourth quarter of each year, partially offset by a gain on the guaranteed portion of Small Business Administration (“SBA”) loans sold during the current quarter. The Company opportunistically sold $25.4 million of SBA guaranteed loans during the first quarter 2026 for a gain of $1.4 million.

•Noninterest expense - Noninterest expense of $115.1 million for the first quarter 2026 increased $0.6 million and $15.4 million from the linked and prior year quarters, respectively. The increase from the prior year quarter was primarily driven by higher employee compensation cost, variable deposit costs and loan and legal expenses related to loan workouts and OREO.

•Loans - Loans totaled $11.7 billion at March 31, 2026, a decrease of $107.6 million from the linked quarter and an increase of $394.0 million from the prior year quarter. Average loans totaled $11.8 billion for the current and linked quarters, respectively, and $11.2 billion for the prior year quarter.

•Asset quality - The allowance for credit losses to total loans was 1.21% at March 31, 2026, compared to 1.19% at December 31, 2025 and 1.27% at March 31, 2025. The provision for credit losses in the first quarter 2026 was $7.2 million, compared to $9.2 million and $5.2 million for the linked and prior year quarters, respectively. The ratio of nonperforming assets to total assets was 0.87% at March 31, 2026, compared to 0.95% and 0.72% at December 31, 2025 and March 31, 2025, respectively.

•Deposits - Deposits totaled $14.5 billion at March 31, 2026, a decrease of $84.9 million and an increase of $1.5 billion from the linked and prior year quarters, respectively. Average deposits were $14.6 billion, $14.5 billion and $13.1 billion for the current, linked and prior year quarters, respectively. At March 31, 2026, noninterest-bearing deposit accounts totaled $4.8 billion, or 33% of total deposits, and the loan to deposit ratio was 81%.

2 PPNR is a non-GAAP measure. Please refer to discussion and reconciliation of this measure in the accompanying financial tables.

•Capital - Total stockholders’ equity was $2.0 billion and the tangible common equity to tangible assets ratio3 was 9.01% at March 31, 2026, compared to 9.07% at December 31, 2025. Enterprise Bank & Trust remains “well-capitalized,” with a common equity tier 1 ratio of 12.1% and a total risk-based capital ratio of 13.2% at March 31, 2026. The Company’s common equity tier 1 ratio and total risk-based capital ratio were 11.7% and 13.9%, respectively, at March 31, 2026.

The Company’s Board of Directors (the “Board”) approved a quarterly dividend of $0.34 per common share, payable on June 30, 2026 to stockholders of record as of June 15, 2026. The Board also declared a cash dividend of $12.50 per share of Series A Preferred Stock (or $0.3125 per depositary share) representing a 5% per annum rate for the period commencing (and including) March 15, 2026 to (but excluding) June 15, 2026. The dividend will be payable on June 15, 2026 to stockholders of record of Series A Preferred Stock as of May 29, 2026.
3 Tangible common equity to tangible assets ratio is a non-GAAP measure. Please refer to discussion and reconciliation of this measure in the accompanying financial tables.

Net Interest Income and NIM
Average Balance Sheets
The following table presents, for the periods indicated, certain information related to the average interest-earning assets and interest-bearing liabilities, as well as the corresponding average interest rates earned and paid, all on a tax-equivalent basis.

	Quarter ended
	March 31, 2026			December 31, 2025			March 31, 2025
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1,2]	$11,777,727	$185,380	6.38%	$11,794,459	$193,587	6.51%	$11,240,806	$182,039	6.57%
Taxable securities	2,481,169	26,108	4.27	2,331,562	24,464	4.16	1,818,615	17,625	3.93
Non-taxable securities[2]	1,301,675	12,390	3.86	1,292,403	12,263	3.76	1,112,297	9,467	3.45
Total securities	3,782,844	38,498	4.13	3,623,965	36,727	4.02	2,930,912	27,092	3.75
Interest-earning deposits	504,541	4,533	3.64	552,843	5,436	3.90	479,136	5,124	4.34
Total interest-earning assets	16,065,112	228,411	5.77	15,971,267	235,750	5.86	14,650,854	214,255	5.93
Noninterest-earning assets	1,245,991			1,128,162			992,145
Total assets	$17,311,103			$17,099,429			$15,642,999

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$3,453,650	$14,940	1.75%	$3,550,349	$17,236	1.93%	$3,167,428	$17,056	2.18%
Money market accounts	3,952,475	25,198	2.59	3,948,405	27,611	2.77	3,601,535	28,505	3.21
Savings accounts	538,597	152	0.11	540,764	168	0.12	534,512	189	0.14
Certificates of deposit	1,665,977	14,459	3.52	1,659,905	15,223	3.64	1,374,693	13,516	3.99
Total interest-bearing deposits	9,610,699	54,749	2.31	9,699,423	60,238	2.46	8,678,168	59,266	2.77
Subordinated debentures and notes	93,725	1,522	6.59	93,654	1,561	6.61	156,615	2,562	6.63
FHLB advances	5,756	56	3.95	11,620	127	4.34	25,300	287	4.60
Securities sold under agreements to repurchase	270,057	1,614	2.42	170,058	1,065	2.48	263,608	2,017	3.10
Other borrowings	94,910	1,003	4.29	97,196	1,108	4.52	39,535	132	1.35
Total interest-bearing liabilities	10,075,147	58,944	2.37	10,071,951	64,099	2.52	9,163,226	64,264	2.84

Noninterest-bearing liabilities:
Demand deposits	4,998,734			4,837,958			4,463,388
Other liabilities	160,718			167,048			153,113
Total liabilities	15,234,599			15,076,957			13,779,727
Stockholders' equity	2,076,504			2,022,472			1,863,272
Total liabilities and stockholders' equity	$17,311,103			$17,099,429			$15,642,999

Total net interest income		$169,467			$171,651			$149,991
Net interest margin			4.28%			4.26%			4.15%

[1] Average balances include nonaccrual loans. Interest income includes net loan fees of $1.4 million, $1.7 million, and $1.6 million for each of the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, respectively.

[2] Non-taxable income is presented on a fully tax-equivalent basis using a tax rate of approximately 25%. The tax-equivalent adjustments were $3.3 million, $3.5 million, and $2.5 million for each of the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, respectively.

Net interest income of $166.1 million for the first quarter 2026 decreased $2.0 million and increased $18.6 million from the linked and prior year quarters, respectively. Net interest income on a tax equivalent basis was $169.5 million, $171.7 million and $150.0 million for the current, linked and prior year quarters, respectively. The change from the linked and prior year quarters was related to the impact of lower short-term interest rates on loan yields and the cost of interest-bearing liabilities, in addition to growth in both interest-earning assets and interest-bearing liabilities. Net interest income also declined from the linked quarter due to two fewer days in the current quarter.

Since September 2024, the Federal Reserve has reduced the federal funds target rate 175 basis points. In response, the Company has proactively adjusted deposit pricing to partially mitigate the impact on income from the repricing of variable rate loans.

Interest income for the first quarter 2026 decreased $7.2 million and increased $13.3 million from the linked and prior year quarters, respectively. The decrease from the linked quarter was primarily due to a 13 basis point decrease in loan yields and two fewer days in the period, partially offset by a $158.9 million increase in average investment securities balances and an 11 basis point increase in yield on securities. The average interest rate of new loan originations in the first quarter 2026 was 6.58%, a decrease of 17 basis points from the linked quarter. Investment purchases in the first quarter 2026 had a weighted average, tax equivalent yield of 4.51%. Compared to the prior year quarter, interest-earning assets increased $1.4 billion.

Interest expense in the first quarter 2026 decreased $5.2 million and $5.3 million from the linked and prior year quarters, respectively, primarily due to a reduction in the cost of interest-bearing deposits due to decreased interest paid on interest-bearing deposits. The total cost of deposits, including noninterest-bearing demand accounts, was 1.52% during the first quarter 2026, compared to 1.64% and 1.83% in the linked and prior year quarters, respectively.

NIM, on a tax equivalent basis, was 4.28% in the first quarter 2026, an increase of two basis points and 13 basis points from the linked and prior year quarters, respectively. For the month of March 2026, the loan portfolio yield was 6.31% and the cost of total deposits was 1.50%.

Investments

	At
	March 31, 2026		December 31, 2025		March 31, 2025
($ in thousands)	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss
Available-for-sale (AFS)	$2,773,667	$(116,745)	$2,655,035	$(83,258)	$1,990,068	$(146,184)
Held-to-maturity (HTM)	1,055,495	(52,176)	1,074,957	(35,288)	1,034,282	(74,228)
Total	$3,829,162	$(168,921)	$3,729,992	$(118,546)	$3,024,350	$(220,412)

Investment securities totaled $3.8 billion at March 31, 2026, an increase of $99.2 million from the linked quarter. The tangible common equity to tangible assets ratio adjusted for unrealized losses on HTM securities4 was 8.78% at March 31, 2026, compared to 8.91% at December 31, 2025.

4 The tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Loans
The following table presents total loans for the most recent five quarters:

	At
($ in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
C&I	$2,655,273	$2,606,472	$2,320,868	$2,316,609	$2,198,802
CRE investor owned	2,763,227	2,786,139	2,626,657	2,547,859	2,487,375
CRE owner occupied	1,452,350	1,404,704	1,296,902	1,281,572	1,292,162
SBA loans*	1,230,455	1,262,456	1,257,817	1,249,225	1,283,067
Sponsor finance*	661,946	694,905	774,142	771,280	784,017
Life insurance premium financing*	1,208,098	1,187,128	1,151,700	1,155,623	1,149,119
Tax credits*	702,080	802,818	780,767	708,401	677,434
Residential real estate	340,966	362,278	359,315	356,722	357,615
Construction and land development	621,988	633,803	784,218	773,122	800,985
Consumer**	56,397	59,635	230,723	248,427	268,187
Total loans	$11,692,780	$11,800,338	$11,583,109	$11,408,840	$11,298,763

Quarterly loan yield	6.38%	6.51%	6.64%	6.64%	6.57%

Loans by rate type (to total loans):
Fixed	37%	40%	41%	40%	39%
Variable:	63%	60%	59%	60%	61%
SOFR	32%	30%	29%	29%	29%
Prime	24%	23%	23%	24%	24%
Other	7%	7%	7%	7%	8%

Variable rate loans to total loans, adjusted for interest rate hedges	59%	56%	55%	56%	56%

*Specialty loan category
**Certain loans were reclassified from Consumer and into other categories in the fourth quarter of 2025. Prior period amounts were not adjusted.

Loans totaled $11.7 billion at March 31, 2026, a decrease of $107.6 million compared to the linked quarter. Repayment activity outpaced loan production in the quarter with repayment activity of $921.1 million compared to loan volume of $813.5 million. Repayment activity was strongest in the tax credit and C&I portfolios in the current quarter. Loan sales of $25.4 million also mitigated growth in the SBA category during the current period. On a periodic basis, the Company will opportunistically sell SBA guaranteed loans. Average line utilization was approximately 45% for the current quarter, compared to 44% and 42% for the linked and prior year quarters, respectively.

Asset Quality
The following table presents the categories of nonperforming assets and related ratios for the most recent five quarters:

	At
($ in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Nonperforming loans*	$64,941	$82,809	$127,878	$105,807	$109,882
Other[1]	84,482	81,544	7,821	8,221	3,271
Nonperforming assets*	$149,423	$164,353	$135,699	$114,028	$113,153

Nonperforming loans to total loans	0.56%	0.70%	1.10%	0.93%	0.97%
Nonperforming assets to total assets	0.87%	0.95%	0.83%	0.71%	0.72%
Allowance for credit losses	$142,064	$140,022	$148,854	$145,133	$142,944
Allowance for credit losses to total loans	1.21%	1.19%	1.29%	1.27%	1.27%
Allowance for credit losses to nonperforming loans*	218.8%	169.1%	116.4%	137.2%	130.1%
Quarterly net charge-offs (recoveries)	$4,407	$20,674	$4,057	$630	$(1,059)

*Guaranteed balances excluded	$28,243	$28,903	$33,475	$26,536	$22,607
1OREO and repossessed assets

Nonperforming assets decreased $14.9 million and increased $36.3 million from the linked and prior year quarters, respectively. The decrease in nonperforming assets compared to the linked quarter is primarily due to two loans totaling $17.5 million that went on nonaccrual in the second half of 2025 and were subsequently paid off in the first quarter 2026. The increase in nonperforming assets from the prior year quarter is primarily related to one commercial real estate loan totaling $22.6 million that went on nonaccrual in the fourth quarter 2025. Four properties in OREO at March 31, 2026 with a carrying value of $46 million are currently under contract to sell.

The provision for credit losses totaled $7.2 million in the first quarter 2026, compared to $9.2 million and $5.2 million in the linked and prior year quarters, respectively. The provision for credit losses in the first quarter 2026 was primarily related to net charge-offs and qualitative adjustments to recognize the broader macroeconomic risks to the loan portfolio from the conflict in Iran. Annualized net charge-offs totaled 15 basis points of average loans in the current quarter, compared to 70 basis points in the linked quarter and annualized net recoveries totaled 4 basis points of average loans in the prior year quarter.

Deposits
The following table presents deposits broken out by type for the most recent five quarters:

	At
($ in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Noninterest-bearing demand accounts	$4,828,375	$4,874,115	$4,386,513	$4,322,332	$4,285,061
Interest-bearing demand accounts	3,395,680	3,537,334	3,301,621	3,184,670	3,193,903
Money market and savings accounts	4,610,662	4,528,510	4,228,605	4,209,032	4,167,375
Brokered certificates of deposit	724,788	721,977	762,499	752,422	542,172
Other certificates of deposit	964,892	947,406	888,674	848,903	845,719
Total deposit portfolio	$14,524,397	$14,609,342	$13,567,912	$13,317,359	$13,034,230

Noninterest-bearing deposits to total deposits	33.2%	33.4%	32.3%	32.5%	32.9%
Quarterly cost of deposits	1.52%	1.64%	1.80%	1.82%	1.83%
Total deposits at March 31, 2026 were $14.5 billion, a decrease of $84.9 million and an increase of $1.5 billion from the linked and prior year quarters, respectively. Average deposits for the three months ended March 31, 2026 were $14.6 billion, compared to $14.5 billion and $13.1 billion for the three months ended December 31, 2025 and March 31, 2025, respectively. Reciprocal deposits, which are placed through third party programs to provide FDIC insurance on larger deposit relationships, totaled $1.3 billion and $1.4 billion at March 31, 2026 and December 31, 2025, respectively.

Noninterest Income
The following table presents a comparative summary of the major components of noninterest income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	March 31, 2026	December 31, 2025	Increase (decrease)		March 31, 2025	Increase (decrease)
Deposit service charges	$5,256	$5,081	$175	3%	$4,420	$836	19%
Wealth management revenue	2,712	2,642	70	3%	2,659	53	2%
Card services revenue	2,535	2,621	(86)	(3)%	2,395	140	6%
Tax credit income (loss)	(179)	3,180	(3,359)	(106)%	2,610	(2,789)	(107)%
Other income	8,764	11,888	(3,124)	(26)%	6,399	2,365	37%
Total noninterest income	$19,088	$25,412	$(6,324)	(25)%	$18,483	$605	3%

Total noninterest income was $19.1 million for the first quarter 2026, a decrease of $6.3 million and an increase of $0.6 million from the linked and prior year quarters, respectively. The decrease from the linked quarter was primarily due to a seasonal decrease in tax credit income and a gain on OREO in the linked quarter that did not reoccur, partially offset by higher private equity fund distributions and a gain on the sale of the guaranteed portion of SBA loans included in other income. Compared to the prior year quarter, tax credit income decreased $2.8 million, partially offset by higher BOLI income and private equity fund distributions. Tax credit income varies based on transaction volumes and fair value changes on credits carried at fair value.

The following table presents a comparative summary of the major components of other income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	March 31, 2026	December 31, 2025	Increase (decrease)		March 31, 2025	Increase (decrease)
BOLI	$2,533	$1,925	$608	32%	$871	$1,662	191%
Community development investments	1,067	922	145	16%	707	360	51%
Gain on SBA loan sales	1,414	—	1,414	—%	1,895	(481)	(25)%
Net gain (loss) on OREO	(295)	6,169	(6,464)	(105)%	23	(318)	(1,383)%
Private equity fund distributions	1,837	226	1,611	713%	653	1,184	181%
Servicing fees	448	517	(69)	(13)%	555	(107)	(19)%
Swap fees	97	159	(62)	(39)%	(2)	99	(4,950)%
Miscellaneous income	1,663	1,970	(307)	(16)%	1,697	(34)	(2)%
Total other income	$8,764	$11,888	$(3,124)	(26)%	$6,399	$2,365	37%

The decrease in other income from the linked quarter was primarily due to a $6.2 million net gain on OREO in the linked quarter that did not reoccur, partially offset by a $1.6 million increase in private equity fund distributions, a $1.4 million gain on the sale of $25.4 million of guaranteed SBA loans, and the payout of a BOLI policy that increased BOLI income in the current quarter.

Compared to the prior year quarter, other income increased $2.4 million primarily driven by an increase of $1.7 million in BOLI income due to the purchase of additional life insurance policies, and to a lesser extent, the payout of a BOLI policy, as well as a $1.2 million increase in private equity fund distributions. Private equity fund distributions are not a consistent source of income and fluctuate based on distributions from the underlying funds.

Noninterest Expense
The following table presents a comparative summary of the major components of noninterest expense for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	March 31, 2026	December 31, 2025	Increase (decrease)		March 31, 2025	Increase (decrease)
Employee compensation and benefits	$55,759	$50,149	$5,610	11%	$48,208	$7,551	16%
Deposit costs	25,996	27,471	(1,475)	(5)%	23,823	2,173	9%
Occupancy	5,902	5,764	138	2%	4,430	1,472	33%
Acquisition costs	—	2,548	(2,548)	(100)%	—	—	100%
FDIC special assessment	—	(652)	652	(100)%	—	—	100%
Other expense	27,480	29,252	(1,772)	(6)%	23,322	4,158	18%
Total noninterest expense	$115,137	$114,532	$605	1%	$99,783	$15,354	15%

Noninterest expense increased $0.6 million and $15.4 million from the linked and prior year quarters, respectively. Employee compensation and benefits increased $5.6 million from the linked quarter primarily due to the first quarter reset of payroll taxes and paid time-off accruals, along with annual merit increases that became effective March 1, 2026. Deposit costs relate to certain businesses in the deposit verticals that receive an earnings credit allowance for deposit-related services provided to us. These earnings credit allowances are impacted by, among other things, interest rates and average balances. Deposit costs decreased $1.5 million from the linked quarter primarily due to the expiration of certain allowances that were not used. The decline in acquisition costs from the linked quarter is due to the completion of the Branch Acquisition that closed in the fourth quarter 2025.

The increase in noninterest expense from the prior year quarter was primarily due to an increase in the associate base as a result of the Branch Acquisition, merit increases throughout 2025 and 2026, an increase of $2.2 million in deposit costs due to higher earnings credit allowances and deposit vertical average balances, and an increase of $1.8 million in loan and legal expenses due to loan workouts and the foreclosure of certain properties. For the first quarter 2026, the core efficiency ratio5 was 60.2%, compared to 58.3% for the linked quarter and 58.8% for the prior year quarter.

Income Taxes
The effective tax rate for the current and linked quarters was 21.5%, respectively, compared to 18.1% in the prior year quarter. The increase in the effective tax rate from the prior year quarter was due to an increase in state taxes from apportionment factors and a decrease in tax credit investments.

Capital
The following table presents total equity and various capital ratios for the most recent five quarters:

	At
($ in thousands)	March 31, 2026*	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Stockholders’ equity	$2,022,204	$2,039,386	$1,982,332	$1,922,899	$1,868,073
Total risk-based capital to risk-weighted assets	13.9%	13.9%	14.4%	14.7%	14.7%
Tier 1 capital to risk weighted assets	12.9%	12.8%	13.3%	13.2%	13.1%
Common equity tier 1 capital to risk-weighted assets	11.7%	11.6%	12.0%	11.9%	11.8%
Leverage ratio	10.4%	10.5%	11.1%	11.1%	11.0%
Tangible common equity to tangible assets[5]	9.01%	9.07%	9.60%	9.42%	9.30%

*Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Total equity was $2.0 billion at March 31, 2026, a decrease of $17.2 million and an increase of $154.1 million from the linked and prior year quarters, respectively. Tangible book value per common share5 was $41.38 at March 31, 2026, compared to $41.37 and $38.54 at December 31, 2025 and March 31, 2025, respectively. The Company repurchased 483,000 shares at an average price of $56.13 in the first quarter 2026. The Company has 631,483 shares remaining under a Board-approved stock repurchase plan.

The Company’s regulatory capital ratios continue to exceed the “well-capitalized” regulatory benchmark. Capital ratios for the current quarter are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

5 Core efficiency ratio, tangible common equity to tangible assets, and tangible book value per common share are non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables.

Use of Non-GAAP Financial Measures
The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as tangible common equity, PPNR, ROATCE, adjusted ROATCE, core efficiency ratio, tangible common equity to tangible assets ratio, tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities, tangible book value per common share, return on average common equity, adjusted return on average common equity, allowance for credit losses to total loans excluding guaranteed loans, adjusted ROAA, and adjusted diluted earnings per share, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

The Company considers its tangible common equity, PPNR, ROATCE, adjusted ROATCE, core efficiency ratio, tangible common equity to tangible assets ratio, tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities, tangible book value per common share, return on average common equity, adjusted return on average common equity, allowance for credit losses to total loans excluding guaranteed loans, adjusted ROAA and adjusted diluted earnings per share, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures exclude certain other income and expense items, such as the FDIC special assessment, acquisition costs, accrued insurance proceeds anticipated to be received as a result of recaptured tax credits, the net gain or loss on OREO and the net gain or loss on sales of investment securities, that the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity to tangible assets ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject.

The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.

Conference Call and Webcast Information
The Company will host a conference call and webcast at 10:00 a.m. Central Time on Thursday, April 23, 2026. During the call, management will review the first quarter 2026 results and related matters. This press release as well as a related slide presentation will be accessible via the “Investor Relations” page of the Company’s website, https://investor.enterprisebank.com/events-and-presentations, prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-888-500-3691. After connecting, you may say the name of the conference or enter the Conference ID 78356. We encourage participants to pre-register for the conference call using the following link: https://bit.ly/EFSC1Q2026EarningsCallRegistration. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. A recorded replay of the conference call will be available on the website after the call’s completion. The replay will be available for at least two weeks following the conference call.

About Enterprise Financial Services Corp
Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $17.2 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates branch offices in Arizona, California, Florida, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices throughout the country. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Global Select Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements
Readers should note that, in addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, liquidity, yields and returns, loan diversification and credit management, stockholder value creation and the impact of acquisitions.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma”, “pipeline” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses and grow the acquired operations, the Company’s ability to collect insurance proceeds from claims made related to tax recapture events, credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic and market conditions, high unemployment rates, higher inflation and its impacts (including U.S. federal government measures to address higher inflation), impacts of trade and tariff policies, U.S. fiscal debt, budget and tax matters (including the effect of a prolonged U.S. federal government shutdown), and any slowdown in global economic growth, risks associated with rapid increases or decreases in prevailing interest rates, our ability to attract and retain deposits and access to other sources of liquidity, changes in business prospects that could impact goodwill estimates and assumptions, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services, changes in accounting policies and practices or accounting standards, natural disasters (including wildfires and earthquakes), terrorist activities, war and geopolitical matters (including in Israel, Iran and Ukraine and the imposition of additional sanctions and export controls in connection therewith), or pandemics, or other health emergencies and their effects on economic and business environments in which we operate, including the related disruption to the financial market and other economic activity, and those factors and risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the Company’s other filings with the SEC. The Company cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Company’s results.

For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Readers are cautioned not to place undue reliance on any forward-looking statements. Except to the extent required by applicable law or regulation, EFSC disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information contact
Investor Relations: Keene Turner, Senior Executive Vice President, CFO and COO (314) 512-7233
Dakota Danescu, Senior Investor Relations Analyst (314) 810-3623

Media: Steve Richardson, Senior Vice President, Corporate Communications (314) 995-5695

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	Quarter ended
(in thousands, except per share data)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
EARNINGS SUMMARY
Net interest income	$166,147	$168,174	$158,286	$152,762	$147,516
Provision for credit losses	7,243	9,236	8,447	3,470	5,184
Noninterest income	19,088	25,412	48,624	20,604	18,483
Noninterest expense	115,137	114,532	109,790	105,702	99,783
Income before income tax expense	62,855	69,818	88,673	64,194	61,032
Income tax expense	13,493	15,024	43,438	12,810	11,071
Net income	49,362	54,794	45,235	51,384	49,961
Preferred stock dividends	938	937	938	937	938
Net income available to common stockholders	$48,424	$53,857	$44,297	$50,447	$49,023

Diluted earnings per common share	$1.30	$1.45	$1.19	$1.36	$1.31
Adjusted diluted earnings per common share[1]	1.31	1.36	1.20	1.37	1.31
Return on average assets	1.16%	1.27%	1.11%	1.30%	1.30%
Adjusted return on average assets[1]	1.16%	1.19%	1.12%	1.31%	1.29%
Return on average common equity[1]	9.80%	10.95%	9.29%	11.03%	11.10%
Adjusted return on average common equity[1]	9.84%	10.28%	9.40%	11.12%	11.08%
ROATCE[1]	12.53%	14.02%	11.56%	13.84%	14.02%
Adjusted ROATCE[1]	12.59%	13.15%	11.70%	13.96%	13.99%
Net interest margin (tax equivalent)	4.28%	4.26%	4.23%	4.21%	4.15%
Efficiency ratio	62.2%	59.2%	53.1%	61.0%	60.1%
Core efficiency ratio[1]	60.2%	58.3%	61.0%	59.3%	58.8%

Assets	$17,227,828	$17,300,884	$16,402,405	$16,076,299	$15,676,594
Average assets	$17,311,103	$17,099,429	$16,178,088	$15,859,721	$15,642,999
Period end common shares outstanding	36,581	36,965	37,011	36,950	36,928
Dividends per common share	$0.33	$0.32	$0.31	$0.30	$0.29
Tangible book value per common share[1]	$41.38	$41.37	$41.58	$40.02	$38.54
Tangible common equity to tangible assets[1]	9.01%	9.07%	9.60%	9.42%	9.30%
Total risk-based capital to risk-weighted assets[2]	13.9%	13.9%	14.4%	14.7%	14.7%

[1] Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.
[2] Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
(in thousands, except per share data)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
INCOME STATEMENTS
NET INTEREST INCOME
Interest income	$225,091	$232,273	$225,390	$218,967	$211,780
Interest expense	58,944	64,099	67,104	66,205	64,264
Net interest income	166,147	168,174	158,286	152,762	147,516
Provision for credit losses	7,243	9,236	8,447	3,470	5,184
Net interest income after provision for credit losses	158,904	158,938	149,839	149,292	142,332

NONINTEREST INCOME
Deposit service charges	5,256	5,081	4,935	4,940	4,420
Wealth management revenue	2,712	2,642	2,571	2,584	2,659
Card services revenue	2,535	2,621	2,535	2,444	2,395
Tax credit income (loss)	(179)	3,180	(300)	2,207	2,610
Insurance recoveries[1]	—	—	32,112	—	—
Other income	8,764	11,888	6,771	8,429	6,399
Total noninterest income	19,088	25,412	48,624	20,604	18,483

NONINTEREST EXPENSE
Employee compensation and benefits	55,759	50,149	49,640	50,164	48,208
Deposit costs	25,996	27,471	27,172	24,765	23,823
Occupancy	5,902	5,764	4,895	5,065	4,430
FDIC special assessment	—	(652)	—	—	—
Acquisition costs	—	2,548	609	518	—
Other expense	27,480	29,252	27,474	25,190	23,322
Total noninterest expense	115,137	114,532	109,790	105,702	99,783

Income before income tax expense	62,855	69,818	88,673	64,194	61,032

Income tax expense	13,493	15,024	11,326	12,810	11,071
Tax credit recapture and provision for anticipated tax applied to related insurance recoveries[2]	—	—	32,112	—	—
Total income tax expense	13,493	15,024	43,438	12,810	11,071
Net income	$49,362	$54,794	$45,235	$51,384	$49,961
Preferred stock dividends	938	937	938	937	938
Net income available to common stockholders	$48,424	$53,857	$44,297	$50,447	$49,023

Basic earnings per common share	$1.31	$1.46	$1.20	$1.36	$1.33
Diluted earnings per common share	$1.30	$1.45	$1.19	$1.36	$1.31

[1] Represents anticipated proceeds from a pending insurance claim related to a third quarter 2025 solar tax credit recapture event.
[2] Represents recapture of $24.1 million solar tax credit and approximately $8.0 million of estimated tax liability related to anticipated proceeds from pending insurance claim related to a third quarter 2025 recapture event.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At
($ in thousands)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
BALANCE SHEET

ASSETS
Cash and due from banks	$258,542	$208,080	$208,455	$252,817	$260,280
Interest-earning deposits	376,824	474,720	264,399	239,602	222,780
Debt and equity investments	3,911,106	3,810,876	3,527,467	3,384,347	3,108,763
Loans held for sale	418	928	681	586	—

Loans	11,692,780	11,800,338	11,583,109	11,408,840	11,298,763
Allowance for credit losses	(142,064)	(140,022)	(148,854)	(145,133)	(142,944)
Total loans, net	11,550,716	11,660,316	11,434,255	11,263,707	11,155,819

Fixed assets, net	57,956	58,993	49,248	48,639	48,083
Goodwill	416,968	416,968	365,164	365,164	365,164
Intangible assets, net	19,525	21,175	6,140	6,876	7,628
Other assets	635,773	648,828	546,596	514,561	508,077
Total assets	$17,227,828	$17,300,884	$16,402,405	$16,076,299	$15,676,594

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest-bearing deposits	$4,828,375	$4,874,115	$4,386,513	$4,322,332	$4,285,061
Interest-bearing deposits	9,696,022	9,735,227	9,181,399	8,995,027	8,749,169
Total deposits	14,524,397	14,609,342	13,567,912	13,317,359	13,034,230
Subordinated debentures and notes	93,759	93,688	93,617	156,796	156,695
FHLB advances	—	—	327,000	294,000	205,000
Other borrowings	319,345	387,717	247,006	210,641	255,635
Other liabilities	268,123	170,751	184,538	174,604	156,961
Total liabilities	15,205,624	15,261,498	14,420,073	14,153,400	13,808,521
Stockholders’ equity:
Preferred stock	71,988	71,988	71,988	71,988	71,988
Common stock	366	370	370	369	369
Additional paid-in capital	990,394	1,000,775	997,446	991,663	988,554
Retained earnings	1,041,038	1,020,840	980,548	947,864	908,553
Accumulated other comprehensive loss	(81,582)	(54,587)	(68,020)	(88,985)	(101,391)
Total stockholders’ equity	2,022,204	2,039,386	1,982,332	1,922,899	1,868,073
Total liabilities and stockholders’ equity	$17,227,828	$17,300,884	$16,402,405	$16,076,299	$15,676,594

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At or for the quarter ended
($ in thousands)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
LOAN PORTFOLIO
Commercial and industrial	$5,168,533	$5,231,616	$4,943,561	$4,870,268	$4,729,707
Commercial real estate	5,453,966	5,453,821	5,178,649	5,074,100	5,046,293
Construction real estate	667,703	687,584	858,146	844,497	880,708
Residential real estate	346,181	367,682	365,010	364,281	366,353
Consumer	56,397	59,635	237,743	255,694	275,702
Total loans	$11,692,780	$11,800,338	$11,583,109	$11,408,840	$11,298,763

DEPOSIT PORTFOLIO
Noninterest-bearing demand accounts	$4,828,375	$4,874,115	$4,386,513	$4,322,332	$4,285,061
Interest-bearing demand accounts	3,395,680	3,537,334	3,301,621	3,184,670	3,193,903
Money market and savings accounts	4,610,662	4,528,510	4,228,605	4,209,032	4,167,375
Brokered certificates of deposit	724,788	721,977	762,499	752,422	542,172
Other certificates of deposit	964,892	947,406	888,674	848,903	845,719
Total deposits	$14,524,397	$14,609,342	$13,567,912	$13,317,359	$13,034,230

AVERAGE BALANCES
Loans	$11,777,727	$11,794,459	$11,454,183	$11,358,209	$11,240,806
Securities	3,782,844	3,623,965	3,353,305	3,149,010	2,930,912
Interest-earning assets	16,065,112	15,971,267	15,135,880	14,822,957	14,650,854
Assets	17,311,103	17,099,429	16,178,088	15,859,721	15,642,999
Deposits	14,609,433	14,537,381	13,604,302	13,245,241	13,141,556
Stockholders’ equity	2,076,504	2,022,472	1,964,126	1,906,089	1,863,272
Tangible common equity[1]	1,567,129	1,524,453	1,520,476	1,461,700	1,418,094

YIELDS (tax equivalent)
Loans	6.38%	6.51%	6.64%	6.64%	6.57%
Securities	4.13	4.02	3.93	3.86	3.75
Interest-earning assets	5.77	5.86	5.99	6.00	5.93
Interest-bearing deposits	2.31	2.46	2.67	2.70	2.77
Deposits	1.52	1.64	1.80	1.82	1.83
Subordinated debentures and notes	6.59	6.61	7.78	7.00	6.63
FHLB advances and other borrowed funds	2.92	3.27	3.47	3.48	3.01
Interest-bearing liabilities	2.37	2.52	2.77	2.81	2.84
Net interest margin	4.28	4.26	4.23	4.21	4.15
1 Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
(in thousands, except per share data)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
ASSET QUALITY
Net charge-offs (recoveries)	$4,407	$20,674	$4,057	$630	$(1,059)
Nonperforming loans	64,941	82,809	127,878	105,807	109,882
Classified assets	430,288	410,485	352,792	281,162	264,460
Nonperforming loans to total loans	0.56%	0.70%	1.10%	0.93%	0.97%
Nonperforming assets to total assets	0.87%	0.95%	0.83%	0.71%	0.72%
Allowance for credit losses to total loans	1.21%	1.19%	1.29%	1.27%	1.27%
Allowance for credit losses to total loans, excluding guaranteed loans[1]	1.32%	1.29%	1.40%	1.38%	1.38%
Allowance for credit losses to nonperforming loans	218.8%	169.1%	116.4%	137.2%	130.1%
Net charge-offs (recoveries) to average loans - annualized	0.15%	0.70%	0.14%	0.02%	(0.04)%

WEALTH MANAGEMENT
Trust assets under management	$2,882,919	$2,750,803	$2,566,784	$2,457,471	$2,250,004

SHARE DATA
Book value per common share	$53.31	$53.22	$51.62	$50.09	$48.64
Tangible book value per common share[1]	$41.38	$41.37	$41.58	$40.02	$38.54
Market value per share	$54.11	$54.00	$57.98	$55.10	$53.74
Period end common shares outstanding	36,581	36,965	37,011	36,950	36,928
Average basic common shares	36,907	36,997	37,015	36,963	36,971
Average diluted common shares	37,152	37,265	37,333	37,172	37,287

CAPITAL
Total risk-based capital to risk-weighted assets[2]	13.9%	13.9%	14.4%	14.7%	14.7%
Tier 1 capital to risk-weighted assets[2]	12.9%	12.8%	13.3%	13.2%	13.1%
Common equity tier 1 capital to risk-weighted assets[2]	11.7%	11.6%	12.0%	11.9%	11.8%
Tangible common equity to tangible assets[1]	9.01%	9.07%	9.60%	9.42%	9.30%

[1] Refer to Reconciliations of Non-GAAP Financial Measures tables for a reconciliation of these measures to GAAP.
[2] Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Quarter ended
($ in thousands)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
CORE EFFICIENCY RATIO
Net interest income (GAAP)	$166,147	$168,174	$158,286	$152,762	$147,516
Tax-equivalent adjustment	3,320	3,477	3,045	2,738	2,475
Noninterest income (GAAP)	19,088	25,412	48,624	20,604	18,483
Less insurance recoveries[1]	—	—	32,112	—	—
Less net gain (loss) on sale of investment securities	—	(57)	—	—	106
Less net gain (loss) on OREO	(295)	6,169	7	56	23
Core revenue (non-GAAP)	$188,850	$190,951	$177,836	$176,048	$168,345

Noninterest expense (GAAP)	$115,137	$114,532	$109,790	$105,702	$99,783
Less FDIC special assessment	—	(652)	—	—	—
Less amortization on intangibles	1,400	1,380	736	753	855
Less acquisition costs	—	2,548	609	518	—
Core noninterest expense (non-GAAP)	$113,737	$111,256	$108,445	$104,431	$98,928

Core efficiency ratio (non-GAAP)	60.2%	58.3%	61.0%	59.3%	58.8%
[1]Represents anticipated proceeds from a pending insurance claim related to a third quarter 2025 solar tax credit recapture event.

	Quarter ended
(in thousands, except per share data)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
TANGIBLE COMMON EQUITY, TANGIBLE BOOK VALUE PER COMMON SHARE AND TANGIBLE COMMON EQUITY RATIO
Stockholders’ equity (GAAP)	$2,022,204	$2,039,386	$1,982,332	$1,922,899	$1,868,073
Less preferred stock	71,988	71,988	71,988	71,988	71,988
Less goodwill	416,968	416,968	365,164	365,164	365,164
Less intangible assets	19,525	21,175	6,140	6,876	7,628
Tangible common equity (non-GAAP)	$1,513,723	$1,529,255	$1,539,040	$1,478,871	$1,423,293
Less net unrealized losses on HTM securities, after tax	39,080	26,431	37,341	56,508	55,819
Tangible common equity adjusted for unrealized losses on HTM securities (non-GAAP)	$1,474,643	$1,502,824	$1,501,699	$1,422,363	$1,367,474

Common shares outstanding	36,581	36,965	37,011	36,950	36,928
Tangible book value per common share (non-GAAP)	$41.38	$41.37	$41.58	$40.02	$38.54

Total assets (GAAP)	$17,227,828	$17,300,884	$16,402,405	$16,076,299	$15,676,594
Less goodwill	416,968	416,968	365,164	365,164	365,164
Less intangible assets	19,525	21,175	6,140	6,876	7,628
Tangible assets (non-GAAP)	$16,791,335	$16,862,741	$16,031,101	$15,704,259	$15,303,802

Tangible common equity to tangible assets (non-GAAP)	9.01%	9.07%	9.60%	9.42%	9.30%
Tangible common equity to tangible assets adjusted for unrealized losses on HTM securities (non-GAAP)	8.78%	8.91%	9.37%	9.06%	8.94%

	Quarter ended
($ in thousands)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (ROATCE), RETURN ON AVERAGE ASSETS (ROAA) AND DILUTED EARNINGS PER SHARE
Average stockholder’s equity (GAAP)	$2,076,504	$2,022,472	$1,964,126	$1,906,089	$1,863,272
Less average preferred stock	71,988	71,988	71,988	71,988	71,988
Less average goodwill	416,968	414,858	365,164	365,164	365,164
Less average intangible assets	20,419	11,173	6,498	7,237	8,026
Average tangible common equity (non-GAAP)	$1,567,129	$1,524,453	$1,520,476	$1,461,700	$1,418,094

Net income (GAAP)	$49,362	$54,794	$45,235	$51,384	$49,961
FDIC special assessment (after tax)	—	(488)	—	—	—
Acquisition costs (after tax)	—	1,742	549	462	—
Less net gain (loss) on sale of investment securities (after tax)	—	(43)	—	—	80
Less net gain (loss) on OREO (after tax)	(221)	4,621	5	42	17
Net income adjusted (non-GAAP)	$49,583	$51,470	$45,779	$51,804	$49,864
Less preferred stock dividends	938	937	938	937	938
Net income available to common stockholders adjusted (non-GAAP)	$48,645	$50,533	$44,841	$50,867	$48,926

Return on average common equity (non-GAAP)	9.80%	10.95%	9.29%	11.03%	11.10%
Adjusted return on average common equity (non-GAAP)	9.84%	10.28%	9.40%	11.12%	11.08%
ROATCE (non-GAAP)	12.53%	14.02%	11.56%	13.84%	14.02%
Adjusted ROATCE (non-GAAP)	12.59%	13.15%	11.70%	13.96%	13.99%

Average assets	$17,311,103	$17,099,429	$16,178,088	$15,859,721	$15,642,999
Return on average assets (GAAP)	1.16%	1.27%	1.11%	1.30%	1.30%
Adjusted return on average assets (non-GAAP)	1.16%	1.19%	1.12%	1.31%	1.29%
Average diluted common shares	37,152	37,265	37,333	37,172	37,287
Diluted earnings per share (GAAP)	$1.30	$1.45	$1.19	$1.36	$1.31
Adjusted diluted earnings per share (non-GAAP)	$1.31	$1.36	$1.20	$1.37	$1.31

	Quarter ended
($ in thousands)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
CALCULATION OF PRE-PROVISION NET REVENUE (PPNR)
Net interest income (GAAP)	$166,147	$168,174	$158,286	$152,762	$147,516
Noninterest income (GAAP)	19,088	25,412	48,624	20,604	18,483
FDIC special assessment	—	(652)	—	—	—
Acquisition costs	—	2,548	609	518	—
Less net gain (loss) on sale of investment securities	—	(57)	—	—	106
Less net gain (loss) on OREO	(295)	6,169	7	56	23
Less insurance recoveries	—	—	32,112	—	—
Less noninterest expense (GAAP)	115,137	114,532	109,790	105,702	99,783
PPNR (non-GAAP)	$70,393	$74,838	$65,610	$68,126	$66,087

	At
($ in thousands)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
ALLOWANCE TO LOANS RATIO EXCLUDING GUARANTEED LOANS
Loans (GAAP)	$11,692,780	$11,800,338	$11,583,109	$11,408,840	$11,298,763
Less guaranteed loans	935,409	960,132	922,168	913,118	942,651
Adjusted loans (non-GAAP)	$10,757,371	$10,840,206	$10,660,941	$10,495,722	$10,356,112

Allowance for credit losses	$142,064	$140,022	$148,854	$145,133	$142,944
Allowance for credit losses/loans (GAAP)	1.21%	1.19%	1.29%	1.27%	1.27%
Allowance for credit losses/adjusted loans (non-GAAP)	1.32%	1.29%	1.40%	1.38%	1.38%